UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2023

Virpax Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40064	82-1510982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1055 Westlakes Drive, Suite 300

Berwyn, PA 19312

(Address of principal executive offices, including zip code)

(610) 727-4597

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.00001 per share	VRPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD Disclosure.

On September 1, 2023, the Court of Chancery of the State of Delaware (the “Chancery Court”) issued a memorandum opinion addressing liability in the action filed in the Chancery Court (C.A. No. 2021-0210-PAF) by Sorrento Therapeutics, Inc. (“Sorrento”) and Scilex Pharmaceuticals Inc. (“Scilex” and together with Sorrento, the “Plaintiffs”) against Virpax Pharmaceuticals, Inc. (the “Company”) and the Company’s Chief Executive Officer, Anthony P. Mack (“Mack’). The Chancery Court found in favor of the Plaintiffs (on all but three counts deemed to have been waived), however, no judgment was specified in the ruling, which called for additional proceedings to determine the remedy. See Item 8.01.Other Events below for additional information regarding the ruling. On September 5, 2023, the Company issued a press release regarding the Chancery Court opinion.

The information in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The press release furnished as Exhibit 99.1 to this Current Report on Form 8-K includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

Item 8.01. Other Events.

On September 1, 2023, the Chancery Court issued a memorandum opinion addressing liability in the action filed by the Plaintiffs against the Company and the Company’s Chief Executive Officer, Anthony P. Mack. The Chancery Court found it proper to attribute Mack’s knowledge and actions to the Company, which Mack used to effectuate the tortious interference and breach of fiduciary duty. The Chancery Court found that Mack breached the restrictive covenants agreement he entered into with Sorrento by developing Epoladerm; the Company is liable for tortious interference with contract; Plaintiffs waived their claims for breach of Mack’s employment contract and for tortious interference with prospective economic  advantage; Mack breached his fiduciary duty of loyalty to Scilex; the Company aided and abetted Mack’s breach of fiduciary duty; and Mack misappropriated certain Scilex trade secrets. The Court, however, stated that the question of an appropriate remedy must await further proceedings. On September 5, 2023, the Company issued a press release regarding the Chancery Court opinion.

The Company has accrued $2 million in respect of the litigation. The ultimate resolution of the action could result in a material loss. The Special Committee of the Company’s Board of Directors formed to manage the litigation will determine the Company’s next steps and response to the foregoing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release dated September 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRPAX PHARMACEUTICALS, INC.

Dated: September 5, 2023	By:	/s/ Anthony Mack
Anthony Mack
Chief Executive Officer

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